Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Rafex Gold Corp. (the “Company”) of our report dated August 11, 2026, relating to our audits of the Company’s financial statements as of December 31, 2025.

/s/ DylanFloyd Accounting & Consulting

Newhall, California

September 10, 2026

PCAOB # 6235